EXHIBIT 10.19

STATE OF MISSOURI

INDEPENDENT EMPLOYMENT AGREEMENT

This Independent Employment Agreement (this “Agreement”) is made and entered into as of April 30, 2025, by and between: Sherina Chui, residing at [*] (“Employee”), and Verde Renewables Inc., a Missouri corporation with oﬃces at 8112 Maryland Ave, Suite 400, St. Louis, MO 63105 (“Client” or “Employer”). Employee and Employer may each be referred to herein as a “Party” and collectively as the “Parties.”

1. Services

Employee agrees to serve as the Independent Chief Financial Oﬃcer of Verde Renewables Inc., a wholly owned subsidiary of Verde Resources Inc. Employer hereby engages Employee to provide the following services:

Description of Services

•	Prepare monthly ﬁnancial reports in accordance with US GAAP and/or IFRS, as appropriate for the Verde group.
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Reconcile all current asset accounts (e.g., cash, bank accounts, accounts receivable), long-term assets (e.g., investments, ﬁxed assets), short- and long-term liabilities (e.g., notes payable, credit cards), and equity accounts on a monthly basis.

•	Oversee daily accounting operations to ensure eﬃciency, accuracy, security, and reliability.
•	Ensure compliance with federal, state, and local reporting requirements, including payroll taxes, income tax, property tax, sales tax, and licensing.
•	Support and collaborate with external CPAs, accountants, and PCAOB auditors engaged by Verde Resources Inc. in preparing quarterly and annual SEC ﬁlings.
•	Prepare ﬁnancial forecasts, cash ﬂow analyses, and related reporting as needed.
•	Advise the CEO, COO, CGO, and Board of Directors on ﬁnancial strategy and accounting matters.

2. Term and Termination

This Agreement shall remain in eﬀect for a period of three (3) years, commencing on May 1, 2025, and ending on April 30, 2028, unless earlier terminated in accordance with this Agreement. Upon expiration, the Parties may mutually agree to extend the relationship by renewing this Agreement or executing a new agreement.

3. Remuneration

Employer shall compensate Employee with a monthly 1099 payment of $10,000.00 USD (Ten Thousand U.S. Dollars). Employee shall be solely responsible for all federal, state, and local taxes and any applicable insurance or retirement contributions.

As an independent contractor, Employee acknowledges that Employer will not provide workers' compensation, health, or other employment-related beneﬁts.

4. Limitation of Liability

Employee shall not be liable for any indirect, special, incidental, or consequential damages, including lost proﬁts, arising from or relating to this Agreement. In no event shall Employee’s liability exceed the amount paid by the Employer for the services giving rise to such claim.

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5. Assignment

Neither Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party. Any such unauthorized assignment shall be void.

6. Amendments

No modification or amendment to this Agreement shall be valid unless made in writing and signed by both Parties.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, excluding its conﬂict of law principles.

8. Disputes

Any dispute arising under or relating to this Agreement shall ﬁrst be addressed through good faith mediation before any legal action is pursued.

9. Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof.

10. Notices

All notices or communications under this Agreement must be in writing and delivered by hand, overnight courier, or certiﬁed mail to the addresses listed above. Notices are deemed received on the date of delivery.

11. Waiver

No waiver of any term or condition of this Agreement shall be valid unless made in writing and signed by the waiving Party. A waiver of any breach shall not constitute a waiver of any future breach.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date ﬁrst written above.

Date: April 30, 2025	Verde Renewables Inc.

	By:	/s/ Eric Bava
	Name:	Eric Bava
	Title:	Director

	By:	/s/ Sherina Chui
	Name:	Sherina Chui
	Title:	CFO

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